Exhibit 3

The Depositary (see the Circular or below for address and telephone number) or your broker or other financial advisor will assist you in completing this Notice of Guaranteed Delivery.

THIS IS NOT A LETTER OF ACCEPTANCE AND TRANSMITTAL

1651943 Ontario Inc.

NOTICE OF GUARANTEED DELIVERY
for deposit of Common Shares and Class C Shares

of

Financial Models Company Inc.

This Notice of Guaranteed Delivery, or a manually signed facsimile hereof, must be used to accept the offer to purchase (the “Offer”) dated March 7, 2005 made by 1651943 Ontario Inc. (the “Offeror”) for FMC Shares if (i) certificates representing the FMC Shares are not immediately available, or (ii) the Shareholder cannot deliver the certificates representing such FMC Shares and all other required documents to the Depositary at or prior to the Expiry Time under the Offer. The Offer will be open for acceptance until 5:00 p.m. (Toronto time) on April 14, 2005 unless the Offer is extended or withdrawn.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used, but not defined, in this Notice of Guaranteed Delivery and which are defined in the Offer shall have the same meanings herein as given to them in the Offer and the take-over bid circular accompanying and forming part of the Offer (the “Circular”).

To: The Depositary, COMPUTERSHARE INVESTOR SERVICES INC.

By Mail:	By Hand or Courier:	By Facsimile Transmission:

P.O. Box 7021	100 University Avenue	(416) 981-9663
31 Adelaide Street East	9th Floor
Toronto, Ontario	Toronto, Ontario
M5C 3H2	M5J 2Y1
Attention: Corporate Actions	Attention: Corporate Actions

Delivery of this Notice of Guaranteed Delivery to an address, or transmission of this Notice of Guaranteed Delivery via a facsimile number, other than as set forth above, does not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Acceptance and Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space in the Letter of Acceptance and Transmittal.

DO NOT SEND CERTIFICATES FOR FMC SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR FMC SHARES MUST BE SENT WITH YOUR LETTER OF ACCEPTANCE AND TRANSMITTAL.

TO: 1651943 ONTARIO INC.

   and
TO: COMPUTERSHARE INVESTOR SERVICES INC.

The undersigned hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Offer and the Letter of Acceptance and Transmittal, receipt of which is hereby acknowledged, the FMC Shares listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer, “Manner and Time of Acceptance — Procedure for Guaranteed Delivery”.

Name(s) and address(es) of
Shareholder(s)	Certificate Number(s),	Number(s)
(please print)	if available	of FMC Shares

TOTAL SHARES:

Dated:

Signature(s) of Shareholder(s)

Name(s) of Shareholder(s) (please print)

Address

Postal Code

Area code and telephone number (business hours) of Shareholder(s)

GUARANTEE

The undersigned, a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP), or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP), guarantees the delivery, to the office of the Depositary in Toronto, Ontario set forth above, of the certificate(s) representing the FMC Shares tendered hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Acceptance and Transmittal or a manually signed facsimile thereof and all other documents required by the Letter of Acceptance and Transmittal, before 5:00 p.m. (Toronto time) on the third trading day on The Toronto Stock Exchange after the Expiry Time.

Dated:

Firm

Authorized Signature

Name (please print)

Address

Area Code and Telephone Number

1651943 Ontario Inc.
NOTICE OF GUARANTEED DELIVERY
for deposit of Common Shares and Class C Shares
of
Financial Models Company Inc.